EXHIBIT A

                      AMENDED AND RESTATED PROMISSORY NOTE


$7,450,000.00                                                December 30, 1999

The undersigned ("Borrower") promises to pay to the order of Bank of America, N.A., successor to NationsBank, N.A., successor to Boatmen's First National Bank of Kansas City ("Bank"), at such address as Bank shall designate from time to time ("Bank's Address") the principal sum of Seven Million Four Hundred Fifty Thousand Dollars ($7,450,000.00), plus interest thereon as required below.

From the effective rate hereof, interest shall accrue on the outstanding principal balance of this Note at the Bank's Prime Rate of interest per annum, as such Prime Rate changes from time to time, minus one per cent (1%). Bank's Prime Rate of interest is that interest rate established by Bank from time to time as its Prime Rate, which rate may not be the best or lowest rate charged by Bank to its customers. Changes in such rate shall be made without notice to the undersigned and shall be effective on the date of each such change.

After maturity, whether upon the lapse of time or by acceleration, all past due principal, and interest to the extent permitted by law, shall bear interest until paid at the same rate as would be applicable if it was before maturity, plus 2.0%. All interest shall be calculated on the basis of the days actually elapsed over a year deemed to consist of 360 days.

Notwithstanding anything to the contrary contained in this Note, the rate of interest payable under this Note shall not exceed the maximum amount Bank lawfully may charge. If Bank receives anything of value deemed interest under applicable law which would exceed the maximum amount of interest permissible under applicable law, or if application of any variable rate, used of a 360-day year or any other circumstance, including acceleration, prepayment, or demand, would cause the effective interest rate under this Note to exceed such maximum rate, then the interest rate under this Note shall be deemed reduced to such maximum rate, and the excessive interest shall, at the option of Bank, be applied to the reduction of the outstanding principal balance under this Note or refunded to Borrower.

The entire outstanding principal balance and all accrued interest thereon shall be due and payable on JULY 31, 2000 ("Final Maturity").

Until Final Maturity, Borrower shall make payments as follows:

      QUARTERLY principal payments of $187,500 each, plus (at the same time) accrued interest, commencing on July 31, 1999 and continuing on the last day of each quarter-year thereafter, until July 31, 2000, on which date the entire unpaid principal balance and all interest accrued thereon shall be due and payable.

This Note is secured by that certain Security Agreement dated June 7, 1994 and the collateral specified therein. This Note is also related tot he terms of that certain Agreement dated

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January 2, 1997 (as such Agreement has been amended by that certain Amendment of
Loan Documents dated December 26, 1997, that certain Second Amendment of Loan Documents dated January 31, 1999, that certain Third Amendment of Loan Documents dated June 21, 1999 and that certain Fourth Amendment of Loan Documents of even date herewith), with this Note being issued by Borrower in favor of Bank pursuant to the provisions set forth in said Fourth Amendment of Loan Documents of even date herewith between Borrower and Bank.

There may be other security and Borrower acknowledges that omitting to list it here shall not constitute a waiver or abandonment thereof. The holder of this Note, in addition to any other rights the holder may have, shall have the right to offset against amounts due under this Note all deposit, funds, securities, and other property of Borrower in the possession of the holder.

If Borrower does not pay any principal or interest when due hereunder, or if Borrower or any other party defaults under or fails to perform or pay any covenant or obligation in any agreement that secures this Note or has been executed and delivered to the holder hereof in connection with the indebtedness evidenced by this Note, the holder hereof my declare all principal and unpaid accrued interest to be immediately due and payable. Failure to do so at any time shall not constitute a waiver of the right of the holder hereof to do so at any other time.

Borrower and all others who are or become parties to this Note, whether as makers, endorsers, or guarantors, by becoming parties to this Note, waive presentment for payment, notice of dishonor, protest, notice of protest, and all other notices and lack of diligence in the enforcement of this Note. Every such party be becoming a party to this Note assents to each and every extension or postponement of the time of payment or other indulgence by the holder of this Note, whenever made, and waives notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

If this Note is not paid strictly according to its terms, Borrower shall (to the extent permitted by law) pay all costs of collection, including but not limited to court costs and attorney's fees and expenses (whether or not there is litigation), and all costs of the holder hereof incurred in connection with any proceedings affecting this Note under the United States Bankruptcy Code and under similar sate debtor relief laws.

Borrower agrees that it will use the proceeds of this Note for business purposes only, and not for personal, family or household purposes.

THIS NOTE AMENDS AND REPLACES THAT CERTAIN PROMISSORY NOTE PERVIOUSLY DATED JUNE 21, 1999 FROM BORROWER TO BANK IN TH FACE PRINCIPAL AMOUNT OF $5,825,000.00. THIS NOTE EVIDENCES OUTSTANDING BALANCES PERVIOUSLY EXISTING UNDER SUCH PRIOR NOTE AS WELL AS ADVANCES OF LOAN PROCEEDS MADE TO BORROWER FROM AND AFTER THE DATE HEREOF ALL AS MORE SPECIFICALLY SET FORTH IN THAT CERTAIN FOURTH AMENDMENT OF LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH.
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ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENTS, ANY AGREEMENTS WE REACH CONCERNING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND BANK, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

EFFECTIVE:  December 30, 1999.

BORROWER:

Blue Valley Ban Corp

By:  /s/ Robert D. Regnier

Name:  Robert D. Regnier

Title:  President